                                                                   EXHIBIT 10.10

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                     --------------------------------------

                            STOCK PURCHASE AGREEMENT

                     --------------------------------------


                                      AMONG

                              LIFEWAY FOODS, INC.,

                               DANONE FOODS, INC.,

                               MICHAEL SMOLYANSKY

                                       AND

                             THE OTHER STOCKHOLDERS

                      LISTED ON THE SIGNATURE PAGES HEREOF



                           DATED AS OF OCTOBER 1, 1999


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
                                TABLE OF CONTENTS

Section                                                                        Page
                                   ARTICLE I
                                  DEFINITIONS

1.01.  Certain Defined Terms.....................................................1
1.02.  Other Definitions.........................................................5
1.03.  Terms Generally...........................................................6

                                   ARTICLE II
                               PURCHASE AND SALE

2.01.  Purchase and Sale of the Shares...........................................6
2.02.  The Closing...............................................................7
2.03.  Closing Deliveries by the Company.........................................7
2.04.  Closing Deliveries by the Selling Stockholders............................8
2.05.  Closing Deliveries by the Purchaser.......................................8

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.01.  Organization, Authority and Qualification of the Company and the
         Subsidiaries............................................................9
3.02.  Capital Stock of the Company; Ownership of the Shares.....................9
3.03.  Corporate Books and Records..............................................10
3.04.  Subsidiaries.............................................................10
3.05.  No Conflict..............................................................11
3.06.  Governmental Consents and Approvals......................................11
3.07.  SEC Filings; Financial Statements........................................11
3.08.  No Undisclosed Liabilities...............................................12
3.09.  Absence of Certain Changes or Events.....................................12
3.10.  Litigation...............................................................13
3.11.  Compliance with Laws.....................................................13
3.12.  Environmental Matters....................................................14
3.13.  Material Contracts.......................................................15
3.14.  Intellectual Property....................................................15
3.15.  Year 2000 Compliance.....................................................17
3.16.  Title to Properties; Absence of Encumbrances.............................17
3.17.  Employee Benefit Matters; Labor Matters..................................17
3.18.  Taxes....................................................................19
3.19.  Insurance................................................................20
3.20.  Brokers..................................................................20
3.21.  State Takeover Statutes; Appraisal Rights................................20
3.22.  Securities Law Compliance................................................20
3.23.  Company Statement........................................................20

                                   ARTICLE IV
           REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS

4.01.  Authorization............................................................21
4.02.  No Conflict..............................................................21
4.03.  Governmental Consents and Approvals......................................22


                                       -i-
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
4.05.  Ownership................................................................22
4.06.  Disclosure; Access to Information........................................22

                                    ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.01.  Organization and Authority of the Purchaser..............................22
5.02.  No Conflict..............................................................23
5.03.  Governmental Consents and Approvals......................................23
5.04.  Investment Purpose.......................................................23
5.05.  Status of Shares.........................................................23
5.06.  Brokers..................................................................24
5.07.  Disclosure; Access to Information........................................24

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

6.01.  Public Announcements.....................................................24
6.02.  Further Action...........................................................24
6.03.  NASDAQ Listing...........................................................24
6.04.  Treasury Shares..........................................................24

                                   ARTICLE VII
                                INDEMNIFICATION

7.01.  Survival of Representations and Warranties...............................25
7.02.  Indemnification by the Company...........................................25

                                  ARTICLE VIII
                               GENERAL PROVISIONS

8.01.  Waiver...................................................................27
8.02.  Expenses.................................................................27
8.03.  Notices..................................................................28
8.04.  Headings.................................................................29
8.05.  Selling Stockholders Representative......................................29
8.06.  Severability.............................................................30
8.07.  Entire Agreement.........................................................30
8.08.  Assignment...............................................................30
8.09.  No Third Party Beneficiaries.............................................30
8.10.  Amendment................................................................30
8.11.  Governing Law............................................................30
8.12.  Consent to Jurisdiction..................................................30
8.13.  Waiver of Jury Trial.....................................................31
8.14.  Counterparts.............................................................31


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
                  STOCK PURCHASE AGREEMENT, dated as of October 1, 1999, among Lifeway Foods, Inc., an Illinois corporation (the "Company"), Danone Foods, Inc., a Delaware corporation (the "Purchaser"), Michael Smolyansky and the other stockholders of the Company listed on the signature pages hereto (collectively, the "Selling Stockholders").

                              W I T N E S S E T H:

                  WHEREAS, the Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to purchase from the Company, 497,767 shares of common stock, no par value per share, of the Company ("Common Stock"), upon the terms and subject to the conditions set forth herein. Such shares of Common Stock are collectively referred to as the "Company Shares";

                  WHEREAS, concurrently with the issuance and sale of the Company Shares hereunder, the Selling Stockholders wish to sell to the Purchaser and the Purchaser wishes to purchase from the Selling Stockholders 150,000 shares of Common Stock (the "Seller Shares"), upon the terms and subject to the conditions set forth herein. The Company Shares and the Seller Shares are collectively referred to as the "Shares"; and

                  WHEREAS, simultaneously with the execution of this Agreement, the parties hereto are executing the Stockholders' Agreement (as defined below);

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser, the Selling Stockholders and the Company hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

                  "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                  "Agreement" or "this Agreement" means this Stock Purchase Agreement, dated as of October 1, 1999, among the Company, the Purchaser and the Selling Stockholders (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 8.10.

                  "Business" means the business of manufacturing, marketing and selling cultured, probiotic and functional food products in the health food industry and all other business which prior to the date hereof has been conducted by the Company and the Subsidiaries.

                  "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York City or the State of Illinois.

                  "CERCLA" means the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

                  "Company Systems" shall mean all computer, hardware, software, systems and equipment (including embedded microcontrollers in noncomputer equipment) material to or necessary for the Company and the Subsidiaries to carry on their businesses as currently conducted.

                  "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

                  "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement.

                  "Employee Plan" means any equity incentive plan, agreement, bonus, award, stock purchase plan, stock option plan or other stock arrangement with respect to any directors, officers or other employees of the Company.

                  "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

                  "Environmental Laws" means any federal, state or local statute, law, ordinance, regulation, rule, code or order of the United States, or any other foreign or domestic or supranational jurisdiction and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, as in effect as of the date of this Agreement.

                  "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fully Diluted Basis" means, in respect of the Common Stock, the method of calculating the number of shares of Common Stock issued and outstanding on an applicable measurement date, pursuant to which the number of shares of Common Stock issued and outstanding on any such date are aggregated with the number of shares of Common Stock issuable on such date upon exercise or conversion of any other security of the Company outstanding on such date (including employee stock options issued and issuable pursuant to Employee Plans).

                  "Governmental Authority" means any United States federal, state, local, supranational or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

                  "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "Hazardous Materials" means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

                  "Intellectual Property" means (i) United States, international and foreign patents, patent applications and statutory invention registrations,
(ii) trademarks, service marks, trade dress, logos, and other source identifiers, including registrations and applications for registration thereof,
(iii) copyrights, including registrations and applications for registration thereof and (iv) confidential and proprietary information, including trade secrets and know-how.

                  "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

                  "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

                  "Material Adverse Effect" means any circumstance, change in, or effect on the Business, the Company or any Subsidiary that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Business, the Company or any Subsidiary is, or could be materially adverse to the business, operations, assets or liabilities, employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole. Material Adverse Effect shall be determined without regard to the definition of Material Contracts contained in this Agreement.

                  "Owned Real Property" means the real property owned by the Company or any Subsidiary, together will all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or any Subsidiary attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

                  "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable which are not in excess of the amount accrued therefor on the Company Balance Sheet; (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $5,000 in the case of a single property or $50,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes.

                  "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

                  "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the environment.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Stockholders' Agreement" means the Stockholders' Agreement, dated the date hereof, among the Company, the Purchaser and the other stockholders of the Company party thereto.

                  "Stock Option Plan" means the Consulting and Services Compensation Agreement dated June 5, 1995.


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

                  "Subsidiaries" means any and all other corporations, partnerships, joint ventures, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries.

                  "Vendors" means any and all vendors who are unaffiliated with the Company who supply raw materials, components, spare parts, supplies, goods, merchandise or services to the Company or any Subsidiary.

                  "Year 2000 Compliant" means that the Company Systems provide uninterrupted millennium functionality in that the Company Systems will (a) record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality as the Company Systems record, store, process and present calendar dates falling on or before December 31, 1999 and (b) correctly recognize September 9, 1999 date values.

                  SECTION 1.02. Other Definitions. The meanings of the following terms can be found in the Sections of this Agreement indicated below:

                  Term                                    Section
                  ----                                    -------
                  Board of Directors......................Section 2.03(c)
                  Closing.................................Section 2.02
                  Closing Date............................Section 2.02
                  Common Stock............................Recitals
                  Company.................................Preamble
                  Company Balance Sheet...................Section 3.07(b)
                  Company Benefit Plans...................Section 3.17(a)
                  Company Permits.........................Section 3.11(b)
                  Company SEC Reports.....................Section 3.07(a)
                  Company Shares..........................Recitals
                  Company Shares Purchase Price...........Section 2.01(a)
                  ERISA...................................Section 3.17(a)
                  FDA.....................................Section 3.11(a)
                  IRS.....................................Section 3.17(d)
                  Licensed Intellectual Property..........Section 3.14(a)
                  Loss....................................Section 7.02(a)
                  Material Contracts......................Section 3.13(a)
                  Owned Intellectual Property.............Section 3.14(a)
                  Preferred Stock.........................Section 3.02
                  Purchaser...............................Preamble
                  Regulated Products......................Section 3.11(a)
                  Seller Shares...........................Recitals
                  Seller Shares Purchase Price............Section 2.01(b)
                  Selling Stockholder Representative......Section 8.05(a)
                  Selling Stockholders....................Preamble
                  Shares..................................Recitals
                  Third Party Claims......................Section 7.02(e)


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

                  SECTION 1.03. Terms Generally. References in this Agreement to articles, sections, paragraphs, clauses, schedules and exhibits are to articles, sections, paragraphs, clauses, schedules and exhibits in or to this Agreement unless otherwise indicated. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Any term defined by reference to any agreement, instrument or document has the meaning assigned to it whether or not such agreement, instrument or document is in effect. The words "include", "includes" and "including" are deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, any agreement, instrument or other document defined or referred to herein refers to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified from time to time. Unless the context otherwise requires, references herein to any Person include its successors and assigns. The words "shall" and "will" have the same meaning and effect.

                                   ARTICLE II

                                PURCHASE AND SALE

                  SECTION 2.01. Purchase and Sale of the Shares. (a) Subject to the terms and conditions contained herein, upon the basis of the representations and warranties contained herein of the Purchaser, the Company agrees to issue and sell to the Purchaser and, upon the basis of the representations and warranties contained herein of the Company, the Purchaser agrees to purchase from the Company, the Company Shares for an aggregate purchase price of $4,977,670 (the "Company Shares Purchase Price").

                  (b) Subject to the terms and conditions contained herein, upon the basis of the representations and warranties contained herein of the Purchaser, the Selling Stockholders, severally and not jointly, agree to sell to the Purchaser and, upon the basis of the representations and warranties contained herein of the Selling Stockholders, the Purchaser agrees to purchase from each Selling Stockholder, the number of Seller Shares set forth in Schedule A opposite such Selling Stockholders name for an aggregate purchase price of $1,500,000 (the "Seller Shares Purchase Price").

                  SECTION 2.02. The Closing. The purchase of the Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of the Company on the date hereof ("Closing Date").

                  SECTION 2.03. Closing Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to the Purchaser:

                  (a) a newly issued stock certificate issued to the Purchaser evidencing the Company Shares;

                  (b) a receipt for the Company Shares Purchase Price;

                  (c) a true and complete copy, certified by the Secretary or an Assistant Secretary of the Company, of the resolutions duly and validly adopted by the board of directors of the Company evidencing (i) its authorization of the execution and delivery of this Agreement and the Stockholders' Agreement and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Company Shares and (ii) the expansion of the board of directors of the Company (the "Board of Directors") from four to five directors and the election of the individual designated by the Purchaser in writing to the board of directors, to serve until the next annual meeting of the Company's stockholders;

                  (d) from Futro & Trauernicht LLC a legal opinion, addressed to the Purchaser and dated the Closing Date, substantially in the form of
         Exhibit 2.03(d);

                  (e) a copy of (i) the certificates of incorporation, as amended (or similar organizational documents), of the Company, certified by the secretary of state of Illinois, as of a date not earlier than five Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of the Company, dated as of the Closing Date, stating that no amendments have been made to such certificate of incorporation since such date, and (ii) the by-laws of the Company certified by the Secretary or Assistant Secretary of the Company;

                  (f) good standing certificates for the Company and for each Subsidiary from the secretary of state or similar Governmental Authority, if applicable, of the jurisdiction in which each such entity is incorporated or organized, in each case dated as of a date not earlier than five Business Days prior to such Closing Date; and

                  (g) a certificate of the registrar and transfer agent of the Company, certifying the number of outstanding shares of Common Stock of the Company as of a date not more than two Business Days prior to the Closing Date.

                  SECTION 2.04. Closing Deliveries by the Selling Stockholders. At the Closing, the Selling Stockholders shall deliver to the Purchaser:

                  (a) stock certificates evidencing the Seller Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form satisfactory to the Purchaser and with all required stock transfer tax stamps affixed;

                  (b) a receipt for the Seller Shares Purchase Price; and

                  (c) from Futro & Trauernicht LLC a legal opinion, addressed to the Purchaser and dated on the Closing Date, substantially in the form of Exhibit 2.04(c).

                  SECTION 2.05. Closing Deliveries by the Purchaser. (a) At the Closing, the Purchaser shall deliver to the Company:

                           (i) the Company Shares Purchase Price by wire
                  transfer of immediately available funds to the bank account designated by the Company; and

                           (ii) a receipt acknowledging delivery of the stock
                  certificate specified in Section 2.06(a).

                  (b) At the Closing, the Purchaser shall deliver to the Selling Stockholders Representative:

                           (i) the Seller Shares Purchase Price by wire transfer
                  of immediately available funds to the bank account designated by the Selling Stockholder Representative; and

                           (ii) a receipt acknowledging delivery of the stock
                  certificates specified in Section 2.04(a).

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  As an inducement to the Purchaser to enter into this Agreement and the Stockholders' Agreement, the Company hereby represents and warrants to the Purchaser as follows:

                  SECTION 3.01. Organization, Authority and Qualification of the Company and the Subsidiaries. (a) The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and the Company has all necessary power and authority to enter into each of this Agreement and the Stockholders' Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Company and each Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its Business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) The execution and delivery of this Agreement and the Stockholders' Agreement by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Company and its shareholders.

                  (c) Each of this Agreement and the Stockholders' Agreement have been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Purchaser and stockholders of the Company party thereto) each of this Agreement and the Stockholders' Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Neither the Company nor any Subsidiary is in violation of any of the provisions of their respective certificate of incorporation, by-laws or equivalent organizational documents.

                  (d) True and complete copies of the charter and by-laws, in each case as in effect on the date hereof, of the Company have been delivered by the Company to the Purchaser.

                  SECTION 3.02. Capital Stock of the Company; Ownership of the Shares. As of the date hereof and without giving effect to the consummation of the transactions contemplated hereby, (a) the authorized capital stock of the Company consists of 10,000,000 shares of Common Stock and 2,500,000 shares of preferred stock, no par value per share, of the Company ("Preferred Stock"), (b)
(i) 3,820,677 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 10,400 shares of Common Stock are held in the treasury of the Company, (iii) 234,300 shares of Common Stock are reserved for issuance pursuant to stock options granted pursuant to the Stock Option Plan and (iv) no options are outstanding under the Stock Option Plan and (c) no shares of Preferred Stock have been issued and are outstanding. After giving effect to the consummation of the transactions contemplated hereby, the number of issued and outstanding shares of Common Stock on a Fully Diluted Basis will be 4,318,344. None of the issued and outstanding shares of Common Stock was issued in violation of any preemptive rights. Except for the Stock Option Plan, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Shares have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of Common Stock of the Company (including the Shares) was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Upon delivery of the Shares and payment of the purchase price therefor as herein contemplated, the Purchaser, assuming it shall have purchased the Shares for value in good faith and without notice of any adverse claim, will own the Shares free and clear of all Encumbrances. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any shares of Common Stock. No person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration.

                  SECTION 3.03. Corporate Books and Records. The minute books of the Company contain accurate records of all meetings and accurately reflect all other actions taken by the shareholders, the Board of Directors and all committees of the Board of Directors of the Company. Complete and accurate copies of all such minute books and of the stock register of the Company have been made available to the Purchaser.

                  SECTION 3.04. Subsidiaries. (a) Section 3.04(a) of the Disclosure Schedule sets forth a true and complete list of all Subsidiaries, listing for each Subsidiary its name, type of entity, the jurisdiction and date of its incorporation or organization, its authorized capital stock, partnership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests, the current ownership of such shares, partnership interests or similar ownership interests, a brief description of its business, revenues for the most recent ended fiscal year and the number of employees employed by it at the end of such fiscal year.

                  (b) Other than the Subsidiaries, there are no other corporations, partnerships, joint ventures, associations or other entities in which the Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same.

                  SECTION 3.05. No Conflict. The execution, delivery and performance of this Agreement and the Stockholders' Agreement by the Company do not and will not (a) violate, conflict with or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of the Company or any Subsidiary, (b) conflict with or violate any Law or Governmental Order, applicable to the Company, any Subsidiary or any of their respective assets, properties or businesses, or (c) except as disclosed in Section 3.05 of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares or on any of the assets or properties of the Company or any Subsidiary pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument, obligation or arrangement to which the Company or any Subsidiary is a party or by which any of the shares of Common Stock or any of such assets or properties is bound or affected, except, with respect to clauses (b) and (c), as would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.06. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Stockholders' Agreement by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except for (a) the applicable requirements, if any, of the Exchange Act (b) the applicable requirements of the Securities Act and state securities or "blue sky" laws in connection with the Company's obligations under the Stockholders' Agreement and (c) as disclosed in Section 3.06 of the Disclosure Schedule.

                  SECTION 3.07. SEC Filings; Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 1994 (collectively, the "Company SEC Reports"). As of the respective dates on which they were filed, (i) the Company SEC Reports complied in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and the Exchange Act, as the case may be, and (ii) none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any form, report or other document with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act), and each presented fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments that could not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect). The balance sheet of the Company contained in the Company SEC Reports as of June 30, 1999 is hereinafter referred to as the "Company Balance Sheet."

                  (c) The Company has heretofore furnished to the Purchaser a complete and correct copy of any amendments or modification, that have not yet been filed with the SEC but that it would customarily file, to agreements, documents or other instruments that previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act. The Company is not obligated to file any report on Exchange Act Form 8-K (except as may be required with respect to the transactions contemplated hereby).

                  SECTION 3.08. No Undisclosed Liabilities. There are no Liabilities of the Company or any Subsidiary which would be required to be reflected on a balance sheet, or the notes thereto, prepared in accordance with generally accepted accounting principles, other than Liabilities (i) reflected or reserved against on the Company Balance Sheet, (ii) disclosed in Section 3.08 of the Disclosure Schedule or (iii) incurred since the date of the Company Balance Sheet in the ordinary course of the business, consistent with the past practices, of the Company and the Subsidiaries and which do not and will not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.09. Absence of Certain Changes or Events. Since June 30, 1999, except as contemplated by, or disclosed pursuant to, this Agreement or disclosed in any SEC Report filed after June 30, 1999, the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practices and there has not been any (a) Material Adverse Effect, (b) change by the Company in its accounting methods, principles or policies, (c) material revaluation by the Company of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable, other than in the ordinary course of business consistent with past practices, (d) entry by the Company or any Subsidiary into any commitment or transaction material to the Company and the Subsidiaries, taken as a whole, (e) declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of its securities, (f) increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company or any Subsidiary, except in the ordinary course of business consistent with past practices, (g) (i) incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business and consistent with past practices, except as incurred under facilities existing as of the date of the Company Balance Sheet, or (ii) grant of any security interest on the assets of the Company or any Subsidiary to any Person, (h) making of any loan, advance or capital contribution to or investment in any Person by the Company or any Subsidiary other than (i) loans, advances or capital contributions to or investments in any wholly owned Subsidiary, (ii) loans or advances to the Company by any Subsidiary or (iii) loans or advances to employees of the Company or any Subsidiary made in the ordinary course of business consistent with past practices, (i) (i) transactions, commitments, contracts or agreements entered into by the Company or any Subsidiary relating to any acquisition or disposition of any assets or business with a value in excess of $100,000 or (ii) modification, amendment, assignment, termination or relinquishment by the Company or any Subsidiary of any material contract, license or other right, other than, in either case, transactions, commitment, contracts or agreements in the ordinary course of business consistent with past practices, (j) disclosure or abandonment by the Company or the Subsidiaries of any Intellectual Property or the grant of any Intellectual Property rights to any person by the Company or the Subsidiaries or
(k) act or omission by the board of directors of the Company or any officer of the Company that could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. Litigation. Except as disclosed in Section 3.10 of the Disclosure Schedule or as disclosed in the SEC Reports filed prior to the date of this Agreement, there are no Actions by or against the Company or any Subsidiary or Affiliate thereof (and relating to the Business, the Company or any Subsidiary), or affecting any of the assets of the Company or the Subsidiaries, pending before any Governmental Authority or, to the knowledge of the Company threatened to be brought by or before any Governmental Authority. Except as disclosed in Section 3.10 of the Disclosure Schedule, none of the Company, the Subsidiaries nor any of the assets of the Company or the Subsidiaries is subject to any Governmental Order (nor, to the knowledge of the Company, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has had or will have, individually or in the aggregate, a Material Adverse Effect.

                  SECTION 3.11. Compliance with Laws. (a) Except as disclosed in
Section 3.11 of the Disclosure Schedule, neither the Company nor any Subsidiary is in default or violation of any Law or Governmental Order (including, but not limited to, those of the Food and Drug Administration (the "FDA") or any nongovernmental self-regulatory agency and including environmental laws or regulations). Each of the Company and each Subsidiary has timely filed or otherwise provided all registrations, reports, data, and other information and applications with respect to its governmentally regulated products (the "Regulated Products"), if any, required to be filed with or otherwise provided to the FDA or any Governmental Authority with jurisdiction over the manufacture, use or sale of the Regulated Products, and all regulatory licenses or approvals in respect thereof are in full force and effect, except where the failure to file timely such registrations, reports, data, information and applications or the failure to have such licenses and approvals in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) Except as disclosed in Section 3.11(b) of the Disclosure Schedule, each of the Company and the Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority (including, but not limited to, the FDA or any nongovernmental self-regulatory agency) necessary or required for the Company or any Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened.

                  SECTION 3.12. Environmental Matters. Except as disclosed in
Section 3.12 of the Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect:

                  (a) The Company and the Subsidiaries (i) are in compliance with all applicable Environmental Laws, (ii) hold all Environmental Permits required for it to conduct its business and (iii) are in compliance with their respective Environmental Permits.

                  (b) Neither the Company nor any of the Subsidiaries has released, and to their knowledge no other person has released, Hazardous Materials on any real property owned or leased by the Company or the Subsidiaries or, during their ownership or occupancy of such property, on any property formerly owned or leased by the Company or any Subsidiary.

                  (c) Neither the Company nor any Subsidiary has received any written request for information, or been notified that it is a potentially responsible party, under CERCLA, or any similar Law of any state, locality or any other jurisdiction.

                  (d) Neither the Company nor any Subsidiary has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below) and, to the knowledge of Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto.

                  (e) None of the real property currently or formerly owned or leased by the Company or any Subsidiary is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date of this Agreement, or any similar list of sites in the United States or any other jurisdiction requiring investigation or cleanup.

                  SECTION 3.13. Material Contracts. (a) Other than as filed as Exhibits to the SEC Reports or as disclosed in Section 3.13(a) of the Disclosure Schedule , there are no contracts, agreements, leases, licenses or commitments to which the Company or any Subsidiary is a party that involve consideration of more than $50,000 over the remaining term of such contract, agreement, leave, license or commitment ("Material Contracts").

                  (b) Except as disclosed in Section 3.13(b) of the Disclosure Schedule, each Material Contract: (i) is valid and binding on the respective parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement and the Stockholders' Agreement, except to the extent that any consents set forth in Section 3.06 of the Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. Neither the Company nor any Subsidiary is in breach of, or default under, any Material Contract.

                  (c) Except as disclosed in Section 3.13(c) of the Disclosure Schedule, to the knowledge of the Company, no other party to any Material Contract is in breach thereof or default thereunder.

                  SECTION 3.14. Intellectual Property. (a) Section 3.14(a) of the Disclosure Schedule sets forth a true and complete list of all (i) patents, patent applications, trademarks and other material Intellectual Property, in each case owned by the Company or a Subsidiary ("Owned Intellectual Property") and (ii) licenses (including sublicenses) of Intellectual Property to the Company or a Subsidiary or by the Company or a Subsidiary from a third party, in each case that are material to the Business of the Company or any Subsidiary ("Licensed Intellectual Property"), other than (A) any end-user operating system obtained with the purchase or license of equipment and (B) any end-user application software, in each case, that is commonly available. The Company and the Subsidiaries own or have the right to use all Intellectual Property material to the conduct of the business of the Company and its Subsidiaries.

                  (b) The use of the Owned Intellectual Property and the Licensed Intellectual Property by the Company and the Subsidiaries in the ordinary course of business does not conflict with or infringe upon the Intellectual Property rights of any third party.

                  (c) The Company or a Subsidiary is the exclusive owner of the entire and unencumbered right, title and interest in and to each item of Owned Intellectual Property, and the Company and the Subsidiaries have the right to use all of the Owned Intellectual Property and Licensed Intellectual Property in the continued operation of the Business in a manner consistent with past practice, subject only to the terms of the licenses of the Licensed Intellectual Property. The consummation of the transactions contemplated hereby will not alter or impair any of the Intellectual Property rights of the Company or any Subsidiary.

                  (d) Except as disclosed in Section 3.14(d) of the Disclosure Schedule, the Owned Intellectual Property and the Licensed Intellectual Property include all of the Intellectual Property material to the ordinary day-to-day conduct of the Business. The Owned Intellectual Property of the Company and the Subsidiaries is subsisting, valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part.

                  (e) Except as disclosed in Section 3.14(e) of the Disclosure Schedule, no claims have been asserted, or are pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary (i) based upon or challenging or seeking to deny or restrict the use by the Company or any Subsidiary of any of the Owned Intellectual Property or Licensed Intellectual Property, (ii) alleging that any services provided by, processes used by or products manufactured or sold by the Company or any Subsidiary or that the use of Owned Intellectual Property or Licensed Intellectual Property in the ordinary course of business of the Company and the Subsidiaries infringes upon or misappropriates any Intellectual Property right of any third party or (iii) alleging that any Intellectual Property licensed pursuant to the Licensed Intellectual Property infringes upon any Intellectual Property right of any third party or is being licensed or sublicensed in conflict with the terms of any license or other agreement.

                  (f) Except as set forth in Section 3.14(f) of the Disclosure Schedule, to the knowledge of the Company, no person is engaging in any activity that infringes upon the Owned Intellectual Property or any Intellectual Property licensed to the Company and the Subsidiaries under the Licensed Intellectual Property. Except as disclosed in
         Section 3.14(f) of the Disclosure Schedule, neither the Company nor any Subsidiary has granted any license or other right to any third party with respect to the Owned Intellectual Property or Licensed Intellectual Property.

                  (g) To the knowledge of the Company (i) there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property of the Company or any Subsidiary by any person, (ii) no employee, independent contractor or agent of the Company or any Subsidiary has misappropriated any trade secrets of any other person in the course of such performance as an employee, independent contractor or agent, and (iii) no employee, independent contractor or agent of the Company or any Subsidiary is in default or breach of any term of any employment agreement, nondisclosure agreement, assignment-of-invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property.

                  (h) The Company has taken all steps reasonably necessary to protect and maintain its rights to the Owned Intellectual Property and the Licensed Intellectual Property.

                  SECTION 3.15. Year 2000 Compliance. The Company has (i) undertaken an assessment of those Company Systems that could be adversely affected by a failure to be Year 2000 Compliant, (ii) developed a plan and time line for rendering such Company Systems Year 2000 Compliant and (iii) implemented such plan in accordance with such time line in all material respects. Based on such assessment, all Company Systems are Year 2000 Compliant or will be Year 2000 Compliant as required to avoid having a Material Adverse Effect. The Company estimates that the total remaining cost of rendering the Company Systems Year 2000 Compliant will be less than $10,000.

                  SECTION 3.16. Title to Properties; Absence of Encumbrances.
(a) Section 3.16(a) of the Disclosure Schedule lists all Owned Real Property of the Company or any Subsidiary. Other than the Owned Real Property identified in
Section 3.16(a) of the Disclosure Schedule, the Company and the Subsidiaries have no ownership or leasehold interest in any real property.

                  (b) Each of the Company and the Subsidiaries has good and valid title to, or in the case of leased properties and assets, valid leasehold interests in, all of the tangible properties and assets, real, personal and mixed, used or held for use in, or which are necessary to conduct, the Business as currently conducted, free and clear of any Encumbrances except for Permitted Encumbrances.

                  SECTION 3.17. Employee Benefit Matters; Labor Matters. (a) For purposes of this Agreement, "Company Benefit Plans" means (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary, (ii) each employee benefit plan for which the Company or any Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company or any Subsidiary could incur liability under Section 4212(c) of ERISA and (iv) any contracts, arrangements or understandings between the Company or any Subsidiary or any of their Affiliates and any employee of the Company or any Subsidiary including, without limitation, any contracts, arrangements or understandings relating to a sale of the Company or any Subsidiary.

                  (b) Except for the Company Benefit Plans listed in Section 3.17(b) of the Disclosure Schedule, none of the Company Benefit Plans provides for the payment of separation, severance, termination or similar-type benefits to any person or obligates the Company or any Subsidiary to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement and the Stockholders' Agreement.

                  (c) Each Company Benefit Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable laws, regulations and rules promulgated thereunder, including, without limitation, ERISA and the Code. The Company and each Subsidiary has performed all obligations required to be performed by it under, is not in any respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Company Benefit Plan. No action, claim or proceeding is pending or, to the knowledge of the Company, threatened with respect to any Company Benefit Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, claim or proceeding.

                  (d) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has timely received a favorable determination letter from the Internal Revenue Service of the United States ("IRS") covering all of the provisions applicable to the Company Benefit Plan for which determination letters are currently available that the Company Benefit Plan is so qualified and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust.

                  (e) Neither the Company nor any Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or multiple employer plan (within the meaning of Section 4001(a)(15) of ERISA), and no fact or event exists which could give rise to any such liability.

                  (f) Neither the Company nor any Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any Subsidiary and no collective bargaining agreement is being negotiated by the Company or any Subsidiary. There is no labor dispute, strike or work stoppage against the Company or any Subsidiary pending or threatened which may interfere with the respective business activities of the Company or any Subsidiary, except where such dispute, strike or work stoppage could not materially affect the Business as currently conducted. To the knowledge of the Company, none of the Company, any Subsidiary, or any of their respective representatives or employees has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or any Subsidiary, and there is no charge or complaint against the Company or any Subsidiary by the National Labor Relations Board or any comparable state agency pending or threatened in writing, except where such unfair labor practice, charge or complaint could not materially affect the Business as currently conducted.

                  SECTION 3.18. Taxes. (a) (i) All returns and reports in respect of Taxes required to be filed with respect to the Company and each Subsidiary (including any state Tax return that includes the Company or any Subsidiary on a consolidated or combined basis) have been timely filed; (ii) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (iii) all such returns and reports (insofar as they relate to the activities or income of the Company or any Subsidiary) are true, correct and complete in all material respects; (iv) no adjustment relating to such returns has been proposed formally or informally by any Tax authority (insofar as either relates to the activities or income of the Company or any Subsidiary or could result in liability of the Company or any Subsidiary on the basis of joint and/or several liability) and, to the best knowledge of the Company and the Subsidiaries (after due inquiry), no basis exists for any such adjustment; (v) there are no pending or, to the best knowledge of the Company and the Subsidiaries (after due inquiry), threatened actions or proceedings for the assessment or collection of Taxes against the Company or any Subsidiary (insofar as either relates to the activities or income of the Company or any Subsidiary or could result in liability of the Company or any Subsidiary on the basis of joint and/or several liability); (vi) no consent under Section 341(f) of the Code has been filed with respect to the Company or any Subsidiary; (vii) there are no Tax liens on any assets of the Company or any Subsidiary; (viii) neither the Company nor any Subsidiary or Affiliate of the Company is a party to any agreement or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (ix) no acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under
Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement; (x) from and after the Company's incorporation, the Company and each Subsidiary has been and continues to be a member of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) for which the Company files a consolidated return as the common parent, and has not been includible in any other consolidated return for any taxable period for which the statute of limitations has not expired; (xi) neither the Company nor any Subsidiary has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired; (xii) neither the Company nor any Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and (xiii) neither the Company nor any Subsidiary is subject to any accumulated earnings tax penalty or personal holding company tax.

                  (b) On the Company Balance Sheet, reserves and allowances have been provided adequate to satisfy all Liabilities for Taxes relating to the Company and the Subsidiaries for periods through the applicable Closing Date (without regard to the materiality thereof).

                  SECTION 3.19. Insurance. The Company and the Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company and the Subsidiaries (taking into account the cost and availability of such insurance).

                  SECTION 3.20. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                  SECTION 3.21. State Takeover Statutes; Appraisal Rights. No state takeover statute is applicable to this Agreement or the Stockholders' Agreement or the transactions contemplated hereby or thereby. No stockholder of the Company shall have any appraisal rights under applicable Law as a result of this Agreement or the Stockholders' Agreement or any of the transactions contemplated hereby or thereby.

                  SECTION 3.22. Securities Law Compliance. Assuming the representations and warranties of the Purchaser set forth in Article IV hereof are true and correct in all respects, the subscription and sale of the Company Shares pursuant to this Agreement will be exempt from the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has, in connection with the sale of the Company Shares, engaged in
(i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (ii) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the offering and sale of the Shares pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. The Company has not made, directly or indirectly, any offer or sale of the Company Shares or of securities of the same or similar class as the Shares if, as a result, the offer and sale contemplated hereby could fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act.

                  SECTION 3.23. Company Statement. The statement listed as
Section 3.23 of the Disclosure Schedule was prepared by the Company in good faith and on the basis of reasonable assumptions. Such statement contains both statements of historical fact and forward looking statements. Forward looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those indicated by the forward looking statements. Examples of forward looking statements include, but are not limited to, projections of revenues, income, capital expenditures, and future economic performance. Important factors could cause actual results to differ materially from those indicated by forward looking statements. These risks and uncertainties include, but are not limited to, price competition, the actions of competitors, the effects of government regulation, possible delays in the introduction of new products, and customer acceptance of products. Forward looking statements are beyond the ability of the Company to control and in many cases the Company cannot predict what factors would cause results to differ materially from those indicated by the forward looking statements.

                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS

                  As an inducement to the Purchaser to enter into this Agreement and the Stockholders' Agreement, each of the Selling Stockholders hereby, severally but not jointly, represent and warrant to the Purchaser as follows:

                  SECTION 4.01. Authorization. Each Selling Stockholder is an individual and has all requisite right, power and authority and full legal capacity to execute and deliver this Agreement and the Stockholders' Agreement and to perform his or her obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the Stockholders' Agreement have been duly and validly executed and delivered by such Selling Stockholder, and this Agreement and the Stockholders' Agreement constitute, legal, valid and binding obligations of each enforceable against such Selling Stockholder in accordance with its terms. The failure of the spouse of any Selling Stockholder to be a party or signatory to this Agreement or the Stockholders' Agreement shall not (i) prevent any such Selling Stockholder from performing his or her obligations and from consummating the transactions contemplated hereunder and thereunder or (ii) prevent this Agreement or the Stockholders' Agreement from constituting the legal, valid and binding obligation of any such Selling Stockholder enforceable against any such Selling Stockholder in accordance with its terms.

                  SECTION 4.02. No Conflict. The execution, delivery and performance of this Agreement and the Selling Stockholders' Agreement by each of the Selling Stockholders do not and will not conflict with or violate any Law or Governmental Order, applicable to such Selling Stockholder, or conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Seller Shares or on any of the assets or properties of such Selling Stockholder pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument, obligation or arrangement to which such Selling Stockholder is a party or by which any of the Seller Shares or any of such assets or properties is bound or affected.

                  SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Selling Stockholders' Agreement by each of the

Selling Stockholders do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except as may be required by the Exchange Act.

                  SECTION 4.04. Accuracy of Representations and Warranties of the Company. Each of the Selling Stockholders has reviewed the representations and warranties of the Company contained in Article III of this Agreement, and, to the best knowledge of each such Selling Stockholder, such representations and warranties of the Company are true and correct (without giving effect to any knowledge qualifier contained in such representation and warranty).

                  SECTION 4.05. Ownership. Each of the Selling Stockholders owns the number of Seller Shares set forth next to such Selling Stockholder's name in Schedule A and such Selling Stockholder has good and marketable title to such Seller Shares, free and clear of any Encumbrance of any kind. All the Seller Shares set forth next to each Selling Stockholder's name in Schedule A have been duly authorized, validly issued, and are fully paid and nonassessable and have been accorded full voting rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Seller Shares and upon delivery of such Seller Shares and payment of the Purchase Price therefor as contemplated herein, the Purchaser, assuming it shall have purchased the Seller Shares for value in good faith and without notice of any adverse claim, will own the Seller Shares free and clear of all Encumbrances.

                  SECTION 4.06. Disclosure; Access to Information. Each of the Selling Stockholders has received the materials listed in Section 4.06 of the Disclosure Schedule, but has not necessarily relied on all the information contained in such materials.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  As an inducement to the Company to enter into this Agreement and the Stockholders' Agreement, the Purchaser hereby represents and warrants to the Company as follows:

                  SECTION 5.01. Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Purchaser has all necessary corporate power and authority to enter into this Agreement and the Stockholders' Agreement to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stockholders' Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by each of the Parent and the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement and the Stockholders' Agreement have been duly executed and delivered by the Purchaser, and

(assuming due authorization, execution and delivery by the Company and the stockholders of the Company party thereto) constitute legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms.

                  SECTION 5.02. No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 5.03, except as may result from any facts or circumstances relating solely to the Company, the execution, delivery and performance of this Agreement and the Stockholders' Agreement by the Purchaser do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation, by-laws or other similar organizational documents of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties are bound or affected which, with respect to clauses (b) and (c) above would have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement and the Stockholders' Agreement.

                  SECTION 5.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Stockholders' Agreement by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except for the applicable requirements of the Exchange Act.

                  SECTION 5.04. Investment Purpose. The Purchaser is acquiring the Company Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

                  SECTION 5.05. Status of Shares. The Purchaser understands that the Company Shares have not been and will not be registered under the Securities Act or under any state securities laws (other than in accordance with the Stockholder's Agreement) and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering. The Purchaser further understands that such exemption depends in part upon, and such Shares are being sold in reliance on, the representations and warranties set forth in this Article V.

                  SECTION 5.06. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

                  SECTION 5.07. Disclosure; Access to Information. The Purchaser has had access to publicly available information pertaining to the Company, conducted oral discussions with senior management of the Company and has been provided with certain portions of a certain Collaboration Agreement, dated as of May 13, 1997, between GalaGen Inc. and Lifeway Foods, Inc., a certain Sub-license Agreement, dated as of May 1, 1998, between Galagen, Inc. and Lifeway Foods, Inc. and a certain License Agreement, dated as of April 7, 1998, between Metagenics Inc. and Galagen Inc. For purposes of this transaction, a due diligence examination of the Company was conducted on behalf of the Purchaser by an Affiliate of the Purchaser and such due diligence was based upon the publicly available information pertaining to the Company that was made available to the Affiliate of the Purchaser and the oral discussions conducted by the Affiliate of the Purchaser with senior management of the Company.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  SECTION 6.01. Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the Stockholders' Agreement or the transactions contemplated thereby or otherwise communicate with any news media without the prior written consent of the Company and the Purchaser, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

                  SECTION 6.02. Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement or the Stockholders' Agreement and consummate and make effective the transactions contemplated hereby.

                  SECTION 6.03. NASDAQ Listing. The Company shall use its best efforts to effect the listing of the Company Shares on the NASDAQ SmallCap Market no later than 10 Business Days after the Closing.

                  SECTION 6.04. Treasury Shares. Immediately after the Closing, all 10,400 shares of Common Stock held by the Company in its treasury shall be canceled.

                                   ARTICLE VII

                                 INDEMNIFICATION

                  SECTION 7.01. Survival of Representations and Warranties. The representations and warranties of each of the parties contained in this Agreement and all statements contained in this Agreement and the Disclosure Schedule shall survive until the third anniversary of the Closing Date. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

                  SECTION 7.02. Indemnification by the Company. (a) The Purchaser, their Affiliates and their successors and assigns and the officers, directors, employees and agents of the Purchaser, their Affiliates and their successors and assigns shall be indemnified and held harmless by the Company for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:

                           (i) the breach of any representation or warranty made
                  by the Company contained in this Agreement;

                           (ii) the breach of any covenant or agreement by the
                  Company contained in this Agreement; or

                           (iii) any claim or cause of action of any third party
                  relating to the business conducted by the Company or any Subsidiary.

To the extent that the Company's undertakings set forth in this Section 7.02(a) may be unenforceable, the Company shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Purchaser.

                  (b) The Purchaser, their Affiliates and their successors and assigns and the officers, directors, employees and agents of the Purchaser, their Affiliates and their successors and assigns shall be indemnified and held harmless by the Selling Stockholders, severally and not jointly, for any and all Loss arising out of or resulting from:

                           (i) the breach of any representation or warranty made
                  by the Selling Stockholders contained in this Agreement; or

                           (ii) the breach of any covenant or agreement by the
                  Selling Stockholders contained in this Agreement.

To the extent that the Selling Stockholders' undertakings set forth in this
Section 7.02(b) may be unenforceable, the Selling Stockholder shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Purchaser.

                  (c) The Company, its Affiliates and their successors and assigns and the officers, directors, employees and agents of the Company, their Affiliates and their successors and assigns and the Selling Stockholders shall be indemnified and held harmless by the Purchaser for any and all Loss arising out of or resulting from any claim by a third party based on or related to the breach of any representation or warranty made by the Purchaser contained in Article V of this Agreement.

To the extent that the Purchaser's undertakings set forth in this Section 7.02(c) may be unenforceable, the Purchaser shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all such Losses incurred by the Company and the Selling Stockholders.

                  (d) An indemnified party shall give the indemnifying party notice of any matter which an indemnified party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release the indemnifying party from any of its obligations under this Article VII except to the extent the indemnifying party is materially prejudiced by such failure and shall not relieve the indemnifying party from any other obligation or Liability that it may have to any indemnified party otherwise than under this Article VII.

                  (e) The obligations and Liabilities of the indemnifying party under this Article VII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article VII ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an indemnified party shall receive notice of any Third Party Claim, the indemnified party shall give the indemnifying party notice of such Third Party Claim within 60 days of the receipt by the indemnified party of such notice; provided, however, that the failure to provide such notice shall not release the indemnifying party from any of its obligations under this Article VII except to the extent the indemnifying party is materially prejudiced by such failure and shall not relieve the indemnifying party from any other obligation or Liability that it may have to any indemnified party otherwise than under this Article VII. If the indemnifying party acknowledges in writing its obligation to indemnify the indemnified party hereunder against any Losses that may result from such Third Party Claim, then the indemnifying party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the indemnified party within ten days of the receipt of such notice from the indemnified party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the indemnified party, in its reasonable discretion, for the same counsel to represent both the indemnified party and the indemnifying party, then the indemnified party shall be entitled to retain its own counsel at the expense of the indemnifying party. In the event the indemnifying party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the indemnified party shall cooperate with the indemnifying party in such defense and make available to the indemnifying party, at the indemnifying party's expense, all witnesses, pertinent records, materials and information in the indemnified party's possession or under the indemnified party's control relating thereto as is reasonably required by the indemnifying party. Similarly, in the event the indemnified party is, directly or indirectly, conducting the defense against any such Third Party Claim, the indemnifying party shall cooperate with the indemnified party in such defense and make available to the indemnified party, at the indemnifying party's expense, all such witnesses, records, materials and information in the indemnifying party's possession or under the indemnifying party's control relating thereto as is reasonably required by the indemnified party. No such Third Party Claim may be settled by the indemnifying party without the prior written consent of the indemnified party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  SECTION 8.01. Waiver. The Company and the Purchaser may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                  SECTION 8.02. Expenses. (a) Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                  (b) The Selling Stockholders severally and not jointly, will pay any stamp duties, capital duties and taxes payable upon the sale of the Seller Shares.

                  SECTION 8.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.03):

                  (a)      if to the Company:

                           Lifeway Foods, Inc.
                           6431 W. Oakton
                           Morton Grove, IL 60053
                           Fax: (847) 967-6558
                           Attention: Michael Smolyansky

                           with a copy to:

                           Futro & Trauernicht LLC
                           1401  17th Street, 11th Floor
                           Denver, CO 80202
                           Fax: (303) 295-1563
                           Attention: Peter G. Futro, Esq.

                  (b)      if to the Purchaser:

                           Danone Foods, Inc.
                           120 White Plains Road
                           Tarrytown, New York 10591
                           Fax: (914) 366-2865
                           Attention: General Counsel

                           with a copy to:

                           Groupe Danone
                           7 rue de Teheran
                           75381 Paris Cedex 08
                           Fax: 33-1-44-352-554
                           Attention: General Counsel

                           and  a copy to:

                           Groupe Danone
                           7 rue de Teheran
                           75381 Paris Cedex 08

                           Fax: 33-1-44-352-097
                           Attention: Director of Corporate Development

                                    and

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, NY  10022
                           Telecopy:  212-848-7179
                           Attention:  John J. Madden, Esq.


                  (c)      if to the Stockholders' Representative:

                           c/o Lifeway Foods, Inc.
                           6431 W. Oakton
                           Morton Grove, IL 60053
                           Fax: (847) 967-6558
                           Attention: Michael Smolyansky

                  SECTION 8.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 8.05. Selling Stockholders Representative. (a) Each of the Selling Stockholders hereby appoints and authorizes Michael Smolyansky to act as, and Michael Smolyansky by his signature on the designated signature page of this Agreement agrees to act as, the agent for all matters hereunder and under the Stockholders Agreement for the benefit of all the Selling Stockholders including for the receipt and for the giving of any notice specified in this Agreement or the Stockholders Agreement to be given or received, as the case may be, by the Selling Stockholder Representative (in such capacity, the "Selling Stockholder Representative"). The Purchaser may conclusively rely on the authority of the Selling Stockholder Representative to act as agent for each of the Selling Stockholders and for the receipt or giving of any notice specified in this Agreement or Stockholders Agreement to be given or received, as the case may be, by the Selling Stockholder Representative, until such time as the Purchaser shall have received written notice from the Selling Stockholder Representative of his, her or its resignation and the appointment of a substitute agent.

                  (b) The Selling Stockholder Representative accepts his or her appointment.

                  SECTION 8.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  SECTION 8.07. Entire Agreement. This Agreement and the Stockholders' Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof.

                  SECTION 8.08. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Company and the Purchaser (which consent may be granted or withheld in the sole discretion of the Company or the Purchaser); provided, however, that the Purchaser may assign this Agreement to an Affiliate of the Purchaser without the consent of the Company.

                  SECTION 8.09. No Third Party Beneficiaries. Except for the provisions of Article VII relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 8.10. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Company and the Purchaser or (b) by a waiver in accordance with Section 8.01.

                  SECTION 8.11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

                  SECTION 8.12. Consent to Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) a Federal court for the Northern District, Eastern Division of Illinois and (b) any Illinois state court located in the County of Cook, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Company and the Purchaser agrees to commence any action, suit or proceeding relating hereto either in a Federal Court for the Northern District, Eastern Division of Illinois or in an Illinois state court located in the County of Cook. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail or internationally recognized courier to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Illinois with respect to any matters to which it has submitted to jurisdiction in this Section 8.12. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) any Federal court for the Northern District, Eastern Division of Illinois or (ii) any Illinois state court located in the County of Cook, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  SECTION 8.13. Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waivers and certifications in this Section 8.13.

                  SECTION 8.14. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       LIFEWAY FOODS, INC.


                                       By: /s/ Michael Smolyansky
                                           -------------------------------------
                                           Name: Michael Smolyansky
                                           Title: President


                                       DANONE FOODS, INC.


                                       By: /s/ Michael Harrison
                                           -------------------------------------
                                           Name: Michael Harrison
                                           Title: a Vice President



                                       By: /s/ Michael Smolyansky
                                           -------------------------------------
                                           Name: Michael Smolyansky


                                       By: /s/ Ludmila Smolyansky
                                           -------------------------------------
                                           Name: Ludmila Smolyansky


                                       By: /s/ Julie Smolyansky
                                           -------------------------------------
                                           Name: Julie Smolyansky


                                       By: /s/ Edward Smolyansky
                                           -------------------------------------
                                           Name: Edward Smolyansky

[Exhibits, Schedules and Attachments have been omitted but shall be provided to the commission upon request.]